CLYDE BAILEY P.C.

_____________________________________________________________________________________________________

Certified Public Accountant

10924 Vance Jackson #404

San Antonio, Texas 78230

(210) 699-1287(ofc.)

(888) 699-1287 - (210) 691-2911 (fax)

Member:

American Institute of CPA's

Texas Society of CPA's

September 21, 2000

I consent to the use of our report dated February 9, 2000 on the financial statements of Paladin International Corporation dated December 31, 1999, included in the Form 10 filing with the Securities and Exchange Commission.

S/ Clyde Bailey

Clyde Bailey